                                                               EXHIBIT (m)(5)(c)




                                  SCHEDULE A-6
                                  ------------

                         EATON VANCE MUTUAL FUNDS TRUST
                            CLASS C DISTRIBUTION PLAN
                             EFFECTIVE: MAY 1, 2000


Name of Fund Adopting this Plan                                   Date of Original Plans (Inception Date)
-------------------------------                                   ---------------------------------------

Eaton Vance Tax-Managed Young Shareholder Fund                    N/A
